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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of HCA Inc. for the registration of $1,500,000,000 of debt securities and to the incorporation by reference therein of our report dated February 3, 2004, with respect to the consolidated financial statements of HCA Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Nashville, Tennessee
December 20, 2004